Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the exhibits to Form 10‐K of our report dated March 10, 2022, relating to the financial statements of NexPoint Diversified Real Estate Trust, for the years ended December 31, 2020 and 2021.
COHEN & COMPANY, LTD.
Cleveland, Ohio March 24, 2022

C O H E N & C O M P A N Y , L T D .
800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board